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                                                                   EXHIBIT 10.19


                                LEASE AMENDMENT

     THIS LEASE AMENDMENT is made and entered into as of this 16th day of March, 2000, by and between Premier Drive Properties, L.L.C., a Delaware limited liability company ("Landlord") and FirePond, Inc. ("FirePond") a Delaware corporation ("Tenant").

     WHEREAS, the parties are Landlord and Tenant respectively in the Lease Agreement dated December 2, 1998, ("Lease Agreement") in regard to the Premises located at 1983 Premier Drive, Mankato, Minnesota, USA. The real estate of which the Premises is a part is legally defined as follows:

     Lot 2, Block 1, Eastwood Industrial Centre, Blue Earth County, Minnesota;

     WHEREAS, a legal dispute arose between the parties regarding the Lease Agreement resulting in two lawsuits captioned FirePond, Inc. v. Premier Drive Properties, L.L.C., venued in the State District Court, Fifth Judicial District, Court File No. CX-99-1969 and Premier Drive Properties, L.L.C. v. FirePond, Inc., venued in the State District Court, Fifth Judicial District, Court File No. CX-99-2004, wherein both parties asserted claims against one another (hereinafter referred to collectively as the "Lawsuit");

     WHEREAS, as part consideration for the full and final resolution of the Lawsuit, which represents a compromise and settlement, the parties have agreed to the terms and conditions set forth below, which modify and amend the Lease Agreement only to the extent set forth herein;

     WHEREAS, both parties have independent representation and have voluntarily agreed to enter into this Lease Amendment after conferring with its respective attorneys and other professional advisors; and

     WHEREAS, Landlord represents and warrants that the Landlord has not assigned any rights under the Lease Agreement to any other party and that no other person or entity of any form has the right to approve or consent in any manner to the Lease Agreement and the amendments set forth below.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the parties agree as follows:

1.   PAYMENT BY TENANT TO LANDLORD OF PAST DUE RENTS

     As a condition precedent to this Lease Amendment, Tenant shall pay to Landlord the rents due and owing pursuant to the terms, conditions and obligations found in the Lease Agreement for the months of September, 1999 through March, 2000 in the amount of $364,871.90. The parties agree that this payment shall constitute payment in full of all Rent, Impositions, and Operating Expenses due and owing through March 31, 2000 (except for

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any operating expense adjustment for the calendar year 2000 as provided for in the Lease Agreement). Under no circumstances shall any Impositions, Operating Expenses or other costs or expenses be charged back to the Tenant including, but not limited to, such costs or expenses associated with the negotiation of this Lease Amendment, any costs or expenses associated with the above Lawsuit, any costs of expenses associated with any sale or other disposition of the Premises or the real estate of which the Premises is a part including any plans to remodel, rebuild or refurbish said real estate, or any other such costs and expenses.

II.  REDUCTION IN PREMISES

     Effective four weeks after the date hereof, Tenant agrees that the Premises shall be reduced to the space cross-hatched on Exhibit C attached hereto and incorporated herein by reference. Tenant shall further have no obligation to insure any of the Landlord's property from and after this date.

III. AMENDMENTS TO LEASE AGREEMENT

     Effective on the date four weeks after the date hereof, the following shall apply:

     1) Section 3.3 (a) of the Lease Agreement shall be deleted in its entirety and replaced by the following:

          Landlord shall pay or cause to be paid when due, all charges, fees, assessments and related costs for public utility services (including, without limitation, gas, water, sewer, electricity, light, power, cable and other communication services and refuse and garbage collection) used, rendered or supplied in connection with the Premises throughout the Lease Term. The only utilities payable by Tenant, except pursuant to the provisions of this Section 3.3, shall be telephone and other communication services, or any other services directly contracted for by Tenant.

     2) Section 4.1 (c) of the Lease Agreement shall be added to the Lease which section shall read as follows:

          In accordance with Tenant's agreement to reduce its space in conjunction with the settlement of the Lawsuit as noted above, Landlord shall construct and finish reasonable improvements to the premises, including, but not limited to, walls, doors and security measures (similar to the level currently in place), as reasonably necessary to ensure that the space that it will occupy is enclosed and secure. Landlord shall prepare plans for such improvements and submit same for Tenant's approval, which approval shall not be unreasonably withheld. The cost for such improvements shall be paid by the Landlord. Landlord shall complete such demising walls and other improvements necessary to enclose the space cross-hatched on Exhibit C within four weeks or as soon as practical of the date of this


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     Lease Amendment, but in all cases prior to any other Tenant occupying any part of the building of which the Premises are a part.

     In making any alterations or additions to the building of which the Premises is a part, Landlord shall not take any action which would adversely affect Tenant's ability to use the Premises or access the "Premises." In making alterations for the benefit of the Tenant in accordance with this Lease Amendment, Landlord shall coordinate any construction with Tenant in order to cause the least possible disruption to Tenant's operation.

     3) Section 5.1 shall be deleted in its entirety and replaced by the following:

     "5.1 LANDLORD'S OBLIGATIONS. Landlord shall:"

     [subsections (a), (b), (c), (d), and (e) shall remain intact]

     4) Section 8.1(b)(ii) shall be deleted in its entirety.

     5) Section 13.8 shall be amended such that the address for Tenant shall be:

        FirePond, Inc.
        Office of the General Counsel
        890 Winter Street
        Suite 300
        Waltham, Massachusetts 02451
        Facsimile: 781-487-8450
        Confirmation Number: 781-487-8400

     6) Tenant's monthly obligations in respect to payment of Impositions and Operating Expenses shall be limited to Tenant's Share of one-twelfth (1/12) of the estimated annual Impositions and Operating Expenses with a reconciliation and equitable adjustment within one hundred twenty (120) days after the end of each applicable Lease Year.

     7) Section 13.27 shall be deleted in its entirety and replaced by the following:

     SECTION 13.27 TENANT PUT. Provided no Event of Default shall exist on the date of exercise of Tenant's option herein, Tenant shall have the right to elect to terminate this Lease effective on December 1, 2001 (the "Put Date") with respect to a portion of the Premises, the size of which Tenant may specify, not to exceed fifty percent (50%) of the Premises with notice of its election, but, subject to the conditions herein, the location of which Landlord shall specify. The applicable location specified by Landlord is referred to herein as the "Put Premises". In specifying the applicable Put Premises, Landlord shall consult with Tenant, shall act reasonably and in good faith and shall endeavor to take into account concerns regarding


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     contiguity, leasehold improvements, Tenant's operational needs, a balance of interior and exterior space and a balance of finished and unfinished space. The Put Premises shall not include the systems network room of the Tenant, unless agreed to in writing by the Tenant. Tenant must provide no less than three months written notice prior to December 1, 2001 of its exercise of this Put. Such election, once made by Tenant pursuant to the notice provisions set forth herein, shall be irrevocable. If Tenant does not make such election, Tenant shall have no further rights under this section. On or before the Put Date, Tenant shall remove itself from possession of the applicable Put Premises and, with respect to such Put Premises, comply with all other provisions of this Lease applicable upon expiration of the Lease Term. From and after the applicable Put Date, the term "Premises" shall mean the Premises other than the applicable Put Premises. On the applicable Put Date, the amount of Base Rent to be paid by the Tenant and Tenant's Share shall be adjusted to properly reflect the reduction in the size of the Premises by the size of the applicable Put Premises. After exercise of the Put and prior to the Put Date, Landlord shall, at its sole cost and expense, construct demising walls doors, corridors, security measures and related work as reasonably necessary to properly separate and divide and provide security for the resulting Premises.

     8)   Section 13.28 shall be deleted in its entirety.

     9)   Section 13.29 shall be deleted in its entirety.

     10) Schedule "1" Definitions, subsection (u) shall be deleted in its entirety and replaced by the following:

     "LEASE TERM" shall mean the period from the Commencement Date through and including November 30, 2003 unless the Landlord and Tenant mutually agree in writing to change this definition."

     11) Schedule "1" Definitions, subsection (z) shall be deleted in its entirety and replaced by the following:

     "PREMISES" shall mean that portion of the Project depicted on Exhibit C (as amended and attached hereto) consisting of approximately 21,426 square feet, or that area set forth in Section 13.27 hereof in the event the Tenant elects to exercise said Put.

     12) Schedule "1" Definitions, subsection (mm) shall be deleted in its entirety and replaced by the following:

     "TENANT" shall mean FirePond, Inc. a Delaware corporation.


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     13)  Schedule "1" Definitions, subsection (nn) shall be deleted in its entirety and replaced by the following:

     "TENANT'S SHARE" shall mean 33%, unless the Tenant exercises the Put set forth in Section 13.27 hereof, at which time Tenant's Share shall be reduced as provided in Section 13.27 hereof.

     14) Exhibit B, Base Rent shall be deleted in its entirety and replaced by the attached Exhibit B:

     15) Exhibit C, Depiction of Premises, shall be deleted in its entirety and replaced by attached Exhibit C:

     16) Exhibits D, D-1, D-2 and D-3 shall be deleted in their entirety.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment as of the day and year first above written.


PREMIER DRIVE PROPERTIES, L.L.C.        FIREPOND, INC.
(LANDLORD)                              (TENANT)


By                                      By  /s/ Thomas F. Carretta
   -------------------------------         ---------------------------------

   Its                                     Its  Secretary
       ---------------------------             -----------------------------

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                                  Exhibit B



     The Base Rent for the duration of the Lease Term shall be $15,515.99 except as provided in Section 13.27.





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                                 Exhibit C

       [map with designated premises as agreed to by Landlord and Tenant]



                         [GRAPHIC OMITTED: FLOOR PLAN]





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